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                                 AMENDMENT NO. 1 TO
                       AMENDED AND RESTATED CREDIT AGREEMENT



               This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT is made as of September 8, 1997 by and among CASTLE & COOKE, INC., a Hawaii corporation (the "Borrower"), the Lenders (as defined in Article I), the Co-Agents (as defined in Article I), and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Agent"), administrative agent (in such capacity, "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

               WHEREAS, the Borrower, the Lenders, the Co-Agents and the Agent are parties to the Amended and Restated Credit Agreement dated as of May 16, 1997 (the "Credit Agreement"), pursuant to which the Lenders have agreed to make loans to the Borrower;

               WHEREAS, the Borrower has requested that the Lenders, Co-Agents and the Agent make certain amendments to the Credit Agreement and the Lenders, Co-Agents and the Agent are willing to amend certain provisions of the Credit Agreement upon the terms set forth herein;

               NOW, THEREFORE in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Amendment No. 1, the parties agree to amend the Credit Agreement as follows:

1.    DEFINITIONS.   Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2.    AMENDMENTS TO THE CREDIT AGREEMENT.     Effective as of the date
      hereinabove, the Credit Agreement is amended as follows:

      2.1. The word "Eurodollar" is inserted before the word "Borrowing" on Line 10 of Section 2.02. LOANS (a): and the following sentence is inserted at the end of said Section 2.02. LOANS (a):

           "The Loans comprising any ABR Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $500,000 and not less than $1,000,000 or (ii) equal to the remaining available balance of the Applicable Revolving Credit Commitments."

      2.2. The phrase "of a Eurodollar Loan" is inserted before the word "shall" on Line 15 of Section 2.11. PREPAYMENT (a): and the following phrase is inserted before the period at the end of Section 2.11. PREPAYMENT
           (a):

           "and any partial prepayment of an ABR Loan shall be in an amount that is an integral multiple of $500,000 and no less than $1,000,000."

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3.        CONSENT TO PRIOR BORROWINGS AND PREPAYMENTS. The parties hereto acknowledge their consent to any ABR Borrowings and prepayments thereof occurring prior to the date hereof in amounts which do not conform to the requirements of Section 2.02. LOANS (a): and 2.11. PREPAYMENT (a): prior to this Amendment No. 1, but conform to such requirements as amended hereby.

4. As hereby amended, the Credit Agreement and the other Loan Documents are ratified and confirmed in all respects.

               In WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                                  CASTLE & COOKE, INC.,

                                       BY: /s/ Dean R. Estrada
                                           --------------------------
                                            Name:     Dean Estrada
                                            Title:    Assistant Treasurer


                                  THE CHASE MANHATTAN BANK
                                  (formerly known as Chemical Bank),

                                       BY: /s/ Marc E. Costantino
                                           --------------------------
                                            Name:     Marc E. Costantino
                                            Title:    Vice President


                                  BANK OF AMERICA NATIONAL TRUST AND
                                  SAVINGS ASSOCIATION,

                                       BY: /s/ Mary Bowman
                                           --------------------------
                                            Name:     Mary Bowman
                                            Title:    Vice President


                                  THE BANK OF NOVA SCOTIA,
                                  SAN FRANCISCO AGENCY,

                                       BY: /s/ Bruce Ganong
                                           --------------------------
                                            Name:     Bruce Ganong
                                            Title:    Relationship Manager

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                                  WELLS FARGO BANK, NATIONAL
                                  ASSOCIATION,

                                       BY:  /s/ Jeffrey P. Johnson
                                           --------------------------
                                            Name:     Jeffrey P. Johnson
                                            Title:    A.V.P.


                                  BANK OF HAWAII,

                                       BY:  /s/ S. G. Pagliaro
                                           --------------------------
                                       Name:     S. G. Pagliaro
                                       Title:    Vice President


                                  FIRST NATIONAL BANK OF CHICAGO,

                                       BY:  /s/ Michael A. Parisi
                                           --------------------------
                                            Name:     Michael A. Parisi
                                            Title:    Corporate Banking Officer


                                  SOCIETE GENERALE,

                                       BY:  /s/ J. Staley Stewart
                                           --------------------------
                                            Name:     J. Staley Stewart
                                            Title:    Vice President


                                  KREDIETBANK N.V.,

                                       BY:  /s/ Robert Snaufler
                                           --------------------------
                                            Name:     Robert Snaufler
                                            Title:    Vice President

                                       BY:  /s/  Tod R. Angus
                                           --------------------------
                                            Name:     Tod R. Angus
                                            Title:    Vice President


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